Exhibit 99.1

Coastal Security Company – Consolidated Financial Statements

Board of Directors

Coastal Security Company and Subsidiary

We have audited the accompanying consolidated balance sheets of Coastal Security Company and subsidiary as of December 31, 2004 and 2003 and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Coastal Security Company and subsidiary as of December 31, 2004 and 2003 and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 15, the 2004 and 2003 consolidated financial statements have been restated.

Goldstein Schechter Price Lucas Horwitz & Co., P.A.

January 31, 2005, except for Note 15,

as to which the date is December 13, 2005

COASTAL SECURITY COMPANY AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2004 AND 2003

	2004	2003
	(restated)	(restated)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$503,375	$505,683
Trade accounts receivable, net of allowance for doubtful accounts of $40,094 and $15,000 in 2004 and 2003, respectively	1,558,176	945,408
Inventories	742,297	544,680
Prepaid expenses	118,404	127,321
Deferred installation expenses	483,713	238,608

Total Current Assets	3,405,965	2,361,700

PROPERTY AND EQUIPMENT, net	1,063,035	818,352

OTHER ASSETS:
Customer contracts purchased, net	20,193,680	13,828,015
Intangible assets, net	1,076,280	1,145,495
Deferred installation expenses	2,397,091	1,296,056
Other assets	122,905	115,720

Total Other Assets	23,789,956	16,385,286

TOTAL ASSETS	$28,258,956	$19,565,338

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Trade accounts payable	$397,062	$286,352
Accrued compensation	349,350	282,816
Deferred installation revenues	324,112	181,938
Other liabilities	295,816	180,450
Unearned revenue	525,295	427,241
Customer deposits	190,595	207,994
Holdback payable	586,430	289,440
Current portion of long-term debt	1,000,000	1,000,000

Total Current Liabilities	3,668,660	2,856,231
LONG-TERM LIABILITIES:
Long-term debt, less current portion	16,316,667	9,438,333
8% Series A cumulative convertible preferred stock	9,500,000	9,500,000
8% Series B cumulative convertible preferred stock	2,000,016	—
Deferred installation revenues	1,585,354	988,561

Total Liabilities	33,070,697	22,783,125

STOCKHOLDERS’ DEFICIT:
Common stock, $.01 par value, 2,000,000 shares authorized; 268,455 shares issued and outstanding in 2004 and 210,000 shares in 2003	2,685	2,100
Additional paid-in capital	93,752	634
Accumulated deficit	(4,908,178)	(3,220,521)

Total Stockholders’ Deficit	(4,811,741)	(3,217,787)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$28,258,956	$19,565,338

See Accompanying Notes to Consolidated Financial Statements

COASTAL SECURITY COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003
	(restated	(restated)
REVENUES:
Retail monitoring and maintenance	$8,234,595	$5,526,895
Dealer monitoring and services	4,888,257	4,169,081
Installation	1,433,081	857,448
Repairs	1,106,435	736,826
Other revenues	242,810	151,528

Total Revenues	15,905,178	11,441,778

COST OF OPERATIONS:
Salaries and benefits	3,823,257	2,735,667
Installations, repairs and maintenance	2,035,281	1,232,846
Telecommunications	559,454	497,527
Contract labor	517,561	309,993
Automotive	257,046	175,275
Other	107,990	66,302

Total Cost of Operations	7,300,589	5,017,610

GROSS PROFIT	8,604,589	6,424,168

SELLING EXPENSES:
Salaries and benefits	1,284,172	801,265
Marketing	164,950	149,152
Other	180,964	153,324

	1,630,086	1,103,741

GENERAL AND ADMINISTRATIVE EXPENSES:
Salaries and benefits	1,490,106	1,130,015
Office expense	1,364,841	1,119,917
Professional fees	155,641	179,227
Bad debt expense	103,250	169,013
Depreciation and amortization	4,453,788	4,802,605
Loss (gain) on disposal of fixed asset	16,164	(3,491)
Other	88,091	43,397

	7,671,881	7,440,683

LOSS FROM OPERATIONS BEFORE INTEREST EXPENSE AND PROVISION FOR INCOME TAXES	(697,378)	(2,120,256)

INTEREST EXPENSE	735,709	487,382

LOSS BEFORE PROVISION FOR INCOME TAXES	(1,433,087)	(2,607,638)

PROVISION FOR INCOME TAXES	201,444	161,694

NET LOSS	$(1,634,531)	$(2,769,332)

See Accompanying Notes to Consolidated Financial Statements

COASTAL SECURITY COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003
	(restated)	(restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,634,531)	$(2,769,332)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	4,453,788	4,802,605
Loss (gain) on disposal of fixed assets	16,164	(3,491)
Stock compensation expense	40,577	543
Changes in operating assets and liabilities:
Trade accounts receivable, net	(612,768)	(138,388)
Inventories	(197,617)	(154,323)
Prepaid and refundable income taxes	—	247,525
Prepaid expenses and other current assets	(236,188)	(258,809)
Other assets	27,524	12,868
Accounts payable	110,710	(11,003)
Accrued expenses and other liabilities	324,075	145,473
Deferred installation expenses, net of revenues	(504,242)	(269,058)
Unearned revenue	98,054	64,773
Customer deposits	(17,399)	106,772

Total Adjustments	3,502,678	4,545,487

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,868,147	1,776,155

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(685,436)	(484,274)
Proceeds from sale of property and equipment	65,041	48,974
Payment for purchase of Coastal Security System, Inc.	—	(1,000,000)
Purchase of customer contracts	(10,158,900)	(1,228,147)

Net Cash Used in Investing Activities	(10,779,295)	(2,663,447)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	(1,000,000)	(1,000,000)
Borrowings on bank line of credit, net	7,878,334	555,000
Increase in holdback	296,990	268,735
Loan costs	(266,500)	(26,822)
Proceeds from issuance of 8% Series B preferred stock	2,000,016	—

Net Cash Provided by (Used in) Financing Activities	8,908,840	(203,087)

NET DECREASE IN CASH	(2,308)	(1,090,379)

CASH AND CASH EQUIVALENTS:
Beginning of period	505,683	1,596,062

End of period	$503,375	$505,683

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$638,848	$469,677

Taxes paid	$171,934	$160,774

See Accompanying Notes to Consolidated Financial Statements

COASTAL SECURITY COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003 (restated)

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total

	Shares	Amount
Balance – December 31, 2002	210,000	$2,100	$91	$(451,189)	$(448,998)
Amortization of Deferred Stock Compensation			543		543
Net Loss for the year ended December 31, 2003, as restated				(2,769,332)	(2,769,332)

Balance – December 31, 2003, as restated	210,000	2,100	634	(3,220,521)	(3,217,787)
Stock Dividend	14,205	142	52,984	(53,126)
Issuance of Common Stock as Compensation	44,250	443	39,807		40,250
Amortization of Deferred Stock Compensation			549		549
Stock Options Granted			918		918
Forfeiture of 2,080 Stock Options			(1,140)		(1,140)
Net Loss for the year ended December 31, 2004, a restated				(1,634,531)	(1,634,531)

Balance – December 31, 2004, as restated	268,455	$2,685	$93,752	$(4,908,178)	$(4,811,741)

See Accompanying Notes to Consolidated Financial Statements

COASTAL SECURITY COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OTHER INFORMATION

Principles of Consolidation - The accompanying consolidated financial statements include the accounts of Coastal Security Company and its wholly-owned subsidiary Coastal Security Systems, Inc. (the “Company”). Significant intercompany accounts and transactions have been eliminated in consolidation.

Organization - The Company commenced operations in November 2002 and is engaged in the selling, servicing and monitoring of electronic security systems. The Company’s primary market is the State of Florida.

Cash and cash equivalents - Cash and cash equivalents include cash and highly liquid instruments, with an original maturity of three months or less. The Company maintains its cash in bank deposit accounts with a major financial institution, which at times may exceed federally insured limits. The Company believes that no significant concentration of credit risk exists on the cash balances.

Inventories - Inventories, including supplies are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. Inventories consist of parts for alarm installations and replacement parts for maintenance. Uncompleted installations are included in inventories at the accumulated costs of the components and labor.

Property and equipment - Property and equipment are stated at their original cost less accumulated depreciation and amortization. Depreciation and amortization is generally computed using accelerated methods. Under these accelerated methods the Company switches to straight-line depreciation after a fixed period of time. Property and equipment are depreciated over their useful lives, which approximates 5 - 7 years. Gains and losses from sales are included in current operations.

Intangibles - The Company has capitalized loan acquisition fees, customer contracts purchased and non-compete agreements. These intangible costs are amortized on a straight-line basis over their useful lives.

Management periodically reviews the carrying value of acquired intangible assets to determine whether an impairment may exist. The Company considers relevant cash flow and profitability information, including estimated future operating results, trends and other available information, in assessing whether the carrying value of intangible assets can be recovered. If it is determined that the carrying value of intangible assets will not be recovered, the carrying value of such intangible assets would be considered impaired and reduced by a charge to operations in the amount of the impairment. The Company has determined that there was no impairment as of December 31, 2004 and 2003.

Income taxes - The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be recognized.

Revenue recognition and unearned revenues - Revenue from services or installations are recognized on the consolidated statements of operations as services are rendered or installations are completed. Monitoring fees which consist of subscriber billings for services not yet rendered, are deferred and taken into income as earned and the deferred element is included as unearned revenue in current liabilities.

Stock options - The Company has adopted the fair value based method of accounting prescribed in Financial Accounting Standards Board Statement No. 123 Accounting for Stock Based Compensation for its employee stock option plan.

COASTAL SECURITY COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OTHER INFORMATION – Continued

Trade accounts receivable and credit policies - Trade accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date.

The carrying amount of trade accounts receivable is reduced by an allowance that reflects management’s best estimate of the amounts that will not be collected. Management individually reviews all trade accounts receivable balances that exceed 90 days from invoice date and based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. Additionally, management estimates for a general allowance an amount based on actual losses in preceding years adjusted for management’s estimate of any changes in future economic conditions that might give rise to results that differ from past experience.

Use of estimates - The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. This affects the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are used for, but not limited to, the accounting for doubtful accounts and depreciation and amortization. Actual results could differ from those estimates.

Advertising - Advertising costs are expensed as incurred. For the years ended December 31, 2004 and 2003, advertising expense was approximately $155,000 and $146,000, respectively.

NOTE 2 CUSTOMER CONTRACTS PURCHASED AND ACCUMULATED AMORTIZATION

Customer contracts purchased - The Company has entered into agreements with other security companies (dealers), under which it agrees to purchase their customer contracts. The contract agreements also provide for a holdback, usually 10% of the purchase price, in the event customers cancel their contracts. The seller usually has two options, either to replace the customer contract with a new customer, or the residual value of the contract will be offset against the holdback amount. The holdback is paid out over a pre-determined term prescribed in each respective contract. As of December 31, 2004 and 2003, holdbacks amounted to $586,430 and $289,440, respectively.

Accumulated amortization – Customer contracts are amortized using the straight-line method over their estimated lives of seven years. The seven-year amortization period is management’s best estimate of the average life of a typical customer based on historical experience within the industry. The Company evaluates acquired customer contracts periodically to assess whether an impairment may exist.

As management has estimated this amortization, it is at least reasonably possible that actual lives of these contracts could be greater than or less than this estimate. If so, the amortization period would be changed thus increasing or decreasing amortization expense in the future. At December 31, 2004 and 2003 customer contracts purchased consisted of the following:

	2004	2003
Customer contracts purchased	$40,466,362	$30,307,462
Less accumulated amortization	(20,272,682)	(16,479,447)

	$20,193,680	$13,828,015

Amortization expense was $3,787,239 and $4,186,701 for the years ended December 31, 2004 and 2003, respectively. The estimated amortization expense for the five succeeding years ending December 31, 2005 to December 31, 2009 and thereafter are as follows: 2005 - $3,876,000; 2006 - $3,627,000; 2007 - $3,533,000; 2008 - $3,485,000 and 2009 - $3,143,000 and thereafter - $2,530,000.

COASTAL SECURITY COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003 – Continued

NOTE 3 PROPERTY AND EQUIPMENT

At December 31, 2004 and 2003 property and equipment consisted of the following:

	2004	2003
Auto and trucks	$952,630	$727,033
Central receiving equipment	482,839	464,756
Computer and other equipment	692,925	514,644
Furniture and fixtures	533,353	426,995
Leasehold improvements	166,650	158,409

	2,828,397	2,291,837

Less accumulated depreciation and amortization	(1,765,362)	(1,473,485)

	$1,063,035	$818,352

Depreciation expense was $359,548 and $323,976 for the years ended December 31, 2004 and 2003, respectively.

NOTE 4 CREDIT AGREEMENT

The Company entered into an amended and restated credit agreement on May 28, 2004, amending the existing credit agreement to increase the amount available for borrowing under a revolving line of credit from $10,000,000 to $18,000,000 and to re-establish the term loan at the original amount of $7,000,000. Availability of borrowings under the line of credit is based on a formula as defined in the credit agreement. Direct borrowings bear interest at the LIBOR rate or the prime rate, at the option of the Company, plus the applicable margin (as defined in the credit agreement). Under the terms of the line of credit the available maximum line of commitment is reduced by $1,125,000 each August, November, February and May commencing on August 31, 2007 and ending on the maturity date May 28, 2011. The term loan is payable in 84 equal installments of $83,333 plus interest through May 28, 2011. All borrowings are collateralized by all assets of the Company and guaranteed by Coastal Security Company. The provisions of this agreement require that the Company maintain certain financial ratios and also maintain a compensating balance equal to a minimum of $250,000. The Company pays a fee for its revolving credit line. The amount outstanding under the agreement at December 31, 2004 and 2003 was $17,316,667 and $10,438,333, respectively and the interest rate at December 31, 2004 and 2003 was approximately 5.5% and 4.5% respectively.

Minimum payments of long-term debt for the five years subsequent to December 31, 2004 and thereafter are summarized as follows:

2005	$1,000,000
2006	1,000,000
2007	1,000,000
2008	1,000,000
2009	1,000,000
Thereafter	12,316,667

$17,316,667

COASTAL SECURITY COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003 – Continued

NOTE 5 COMMITMENTS

The Company conducts its operations in leased facilities under non-cancelable operating leases, which expire at various dates through the year 2008. These leases require the company to pay its pro rata share of common area maintenance. Also, the Company leases certain equipment under long-term lease agreements. These leases are classified as operating leases and expire at various dates through the year 2009. Future minimum lease payments under non-cancelable operating leases for the years subsequent to December 31, 2004, are as follows:

	EQUIPMENT	FACILITIES	TOTAL
2005	$72,247	$298,760	$371,007
2006	68,670	276,551	345,221
2007	67,266	189,468	256,734
2008	50,890	70,242	121,132
2009	1,612	—	1,612

	$260,685	$835,021	$1,095,706

Rent expense was $327,381 and $263,776 for the years ended December 31, 2004 and 2003, respectively.

NOTE 6 INCOME TAXES

The Company files a consolidated Federal and Florida corporate income tax return with its subsidiary. The Company’s effective rate differs from the statutory federal rate primarily as a result of the valuation allowance described below, state income taxes, certain permanent differences and net operating loss carryforwards.

The provision for income taxes as of December 31, 2004 and 2003 consists of the following:

	2004	2003
Federal:
Current	$179,268	$156,290

State:
Current	31,079	26,699
Tax benefit of state net operating loss carryforward	(8,903)	(21,295)

	$201,444	$161,694

COASTAL SECURITY COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

NOTE 6 INCOME TAXES - Continued

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. Temporary differences, which give, rise to significant deferred tax assets and liabilities are as follows:

	2004	2003
Deferred tax assets:
Amortization of customer contracts purchased	$2,677,875	$2,508,821
Amortization of covenants not to compete	116,653	61,600
Bad debt allowance	13,492	4,950
State net operating loss	—	9,068
Other	6,163	—
Accrued expenses	13,972	40,436

Total Deferred Tax Assets	2,828,155	2,624,875

Deferred tax liability:
Difference between book and tax depreciation	114,920	9,516

Net deferred tax asset before valuation allowance	2,713,235	2,615,359
Valuation allowance	(2,713,235)	(2,615,359)

Net Deferred Tax Asset	$—	$—

At December 31, 2004 and 2003, the Company recorded a full valuation allowance for the net deferred tax assets as the Company’s ability to realize these benefits is not “more likely than not”. Accordingly, no net deferred tax asset is reported in the accompanying consolidated balance sheets at December 31, 2004 and 2003.

NOTE 7 EMPLOYEE BENEFIT PLAN

The Company has a defined contribution 401K Plan (the “Plan”) under which an employee may defer a portion of their salary. The Plan is open to all employees that have reached the age of 18 and have completed ninety days of service. Employees may defer up to 15% of their compensation under the Plan. The Company has elected to contribute an amount equal to 50% of the employee’s contribution, not to exceed $2,000 for a Plan year. Employees earn a vested interest of 33% per year over three years of the employer’s contribution. The Company’s contributions to the Plan for the years ended December 31, 2004 and 2003 totaled approximately $68,400 and $63,200, respectively.

NOTE 8 CONTINGENCIES

The Company is involved in litigation relating to claims arising out of its operations in the normal course of business. The Company is not currently engaged in any legal proceedings that are expected, individually or in the aggregate, to have a material adverse effect on the Company.

NOTE 9 STOCK OPTION PLAN

The Company has a fixed stock option plan under which the Company may grant options to key employees, officers, directors and independent contractors for up to a total 15,000 shares of common stock. The exercise price of each option equals $1.83. The option’s maximum term is ten years and they vest over four years.

COASTAL SECURITY COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

NOTE 9 STOCK OPTION PLAN – Continued

The fair value of each option granted is estimated on the grant date using the Black-Scholes option-pricing model. The following assumptions were made in estimating fair value:

Assumption
Risk free interest rate	4%
Expected life	10 years
Volatility	0%

The Company’s Board of Directors during 2004, granted 360 stock options with a determined fair value of $918. Compensation cost, related to the options, charged to operations for the years ended December 31, 2004 and 2003 was $549 and $543, respectively.

A summary of the status of the Company’s stock options as of December 31, 2004 and 2003 and changes during the years ended December 31, 2004 and 2003 is as follows:

	Number of Shares	Weighted Average Exercise Price
Outstanding at December 31, 2002	9,000	$1.83
Granted	—
Exercised	—
Cancelled	—

Outstanding at December 31, 2003	9,000	1.83
Granted	360	1.83
Exercised	—
Cancelled	(2,080)	1.83

Outstanding at December 31, 2004	7,280	$1.83

Options exercisable at December 31, 2003	—

Options exercisable at December 31, 2004	2,424	$1.83

The weighted-average remaining contractual life for stock options outstanding at December 31, 2004 is 7.83 years.

COASTAL SECURITY COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

NOTE 10 SERIES A AND SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK

The Series A and Series B cumulative convertible preferred stock have been classified as liabilities in accordance with FASB Statement 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.

In May 2004 the Board of Directors issued 117,648 shares of 8% series B cumulative convertible preferred stock for $2,000,016. Each share of series A and B preferred stock is convertible into 1 share of common stock and are entitled to cumulative dividends. These dividends are calculated at a rate of 8% per annum compounded annually on the sum of $12.1795 for each share of series A preferred stock outstanding and at a rate of 8% per annum compounded annually on the sum of $17.00 for each share of series B preferred stock outstanding. Preferred stockholders are entitled to voting privileges and liquidation preferences.

The Series A preferred stock has a par value of $.01 per share with 780,000 shares authorized, issued and outstanding. The Series B preferred stock has a par value of $.01 per share with 117,648 shares authorized, issued and outstanding.

At December 31, 2004 and 2003 dividends in arrears on the Series A cumulative convertible preferred stock was $1,689,146 and $860,320, respectively and on Series B cumulative convertible preferred stock, dividends in arrears at December 31, 2004 was $96,900.

Under a mandatory redemption provision, the Company is required to redeem all preferred stock on November 30, 2011 or such earlier date that is not less than thirty days following the date upon which obligations under the bank agreements (see Note 4) have been paid in full. Under certain conditions this redemption can be deferred by a vote of at least a majority of the outstanding preferred stockholders. As of December 31, 2004 and 2003 the aggregate liquidation preferences are as follows:

	2004	2003
Series A	$14,014,399	$11,678,666
Series B	2,218,018	—

NOTE 11 COMMON STOCK RESERVED FOR FUTURES ISSUANCE

At December 31, 2004, the Company has reserved 897,647 shares of its authorized but unissued common stock for possible future issuance in connection with conversion of preferred stock.

NOTE 12 COVENANTS NOT TO COMPETE

In November 2002, the Company paid $1,200,000 in consideration for non-compete agreements with two stockholders for a term beginning November 18, 2002 and ending three years after termination or cessation of employment. These non-compete agreements are being amortized over 5 years on a straight-line basis.

Amortization expense was $240,000 for each year ended December 31, 2004 and 2003. The estimated amortization expense for the years ending December 31, 2005 to December 31, 2007 are as follows: 2005 - $240,000; 2006 - $240,000 and 2007 - $200,000.

NOTE 13 STOCK EXCHANGED FOR SERVICES

During 2004, the Company distributed 44,250 shares of common stock in exchange for services rendered by one of its stockholders. The cost of the services, which amounted to $40,250, has been charged to operations and additional paid-in capital has been increased by $39,807, representing the excess of the cost of the services over the par value of the common stock issued.

COASTAL SECURITY COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

NOTE 14 STOCK DIVIDEND

On May 28, 2004, the Company distributed 14,205 shares of common stock in connection with a stock dividend. As a result of the stock dividend, common stock was increased by $142, additional paid-in capital was increased by $52,984 and accumulated deficit was increased by $53,126.

NOTE 15 RESTATEMENT OF FINANCIAL STATEMENT

The Company has restated its previously issued Consolidated Financial Statements for the years 2004 and 2003. The restatement resulted from the Company’s requirement to provide financial statements, which are in compliancy with Staff Accounting Bulletin No. 104 (“SAB-104”) and Regulation S-X, to Devcon Security Holdings (“Devcon”) due to Devcon’s acquisition of the Company.

A summary of the effects of the restatement on the Consolidated Statements of Operations and Consolidated Balance Sheets follows:

	2004	2003
Consolidated Statements of Operations

Revenue previously reported	$16,644,145	$12,446,761
Impact of restatement	(738,967)	(1,004,983)

Revenue restated	$15,905,178	$11,441,778

Gross profit previously reported	$8,448,679	$6,432,874
Impact of restatement	155,910	(8,706)

Gross profit restated	$8,604,589	$6,424,168

Selling expenses previously reported	$1,716,165	$1,283,830
Impact of restatement	(86,079)	(180,089)

Selling expenses restated	$1,630,086	$1,103,741

Net (loss) previously reported	$(1,945,972)	$(2,972,644)
Impact of restatement	311,441	203,312

Net (loss) restated	$(1,634,531)	$(2,769,332)

Consolidated Balance Sheets

Total assets previously reported	$25,813,096	$18,169,884
Impact of restatement	2,445,860	1,395,454

Total assets restated	$28,258,956	$19,565,338

Total liabilities previously reported	$19,661,216	$12,112,625
Impact of restatement	1,909,465	1,170,500
Reclassification of equity to liabilities as a result of Regulation S-X requirement	11,500,016	9,500,000

Total liabilities restated	$33,070,697	$22,783,125